Exhibit 99.1

Five Oaks Investment Corp. Reports First Quarter 2018 Financial Results

NEW YORK, May 10, 2018 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the first quarter ended March 31, 2018. For the first quarter, the Company reported GAAP net income attributable to common shareholders of $10.4 million, or $0.45 per basic and diluted share, a comprehensive loss of $0.4 million, or $0.02 per basic and diluted share, and core earnings (1) of $0.9 million, or $0.04 per basic and diluted share. The Company also reported a net book value of $4.78 per share on a basic and diluted basis at March 31, 2018.

First Quarter Summary and Subsequent Events

  Reported an economic loss on common equity of 0.6% for the quarter after accounting for dividends of $0.10(2).
  Reduced our Agency RMBS exposure from $1,285.1 million as of December 31, 2017 to $1,095.2 million as of March 31, 2018. The capital released from this reduction is expected to be redeployed into new investment opportunities in the commercial real estate space; since quarter end, we have sold an additional $605.6 million in Agency RMBS.
  During the quarter, we continued the reduction of our credit risk MBS exposure. We reduced our Multi-Family MBS exposure from $27.4 million at December 31, 2017 to $20.3 million as of March 31, 2018 (on a non-GAAP combined basis).
  On January 18, 2018, we issued 1,539,406 shares of common stock, for $4.77 per share, raising net proceeds of approximately $7.3 million in connection with the Hunt Transaction.
  As a first and significant step in our strategic transition, on April 30, 2018, the Company announced that it had acquired 100% of the equity interests of Hunt CMT Equity, LLC from Hunt Mortgage Group, LLC for an aggregate purchase price of approximately $68.05 million. Assets of Hunt CMT Equity, LLC include the junior retained notes and preferred shares of a commercial real estate collateralized loan obligation, a licensed commercial mortgage lender and eight loan participations.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

The Hunt Transaction And New Strategic Direction

On January 18, 2018, we announced a new strategic direction, and the entry into a new external management agreement with Hunt Investment Management, LLC, an affiliate of the Hunt Companies Inc. ("Hunt"). Under management by Hunt, Five Oaks is expected to endeavor to reallocate capital into investment opportunities focused in the commercial real estate mortgage space and gain direct access to Hunt's significant pipeline of transitional floating-rate multi-family and commercial real estate loans.

In connection with the transaction, an affiliate of Hunt purchased 1,539,406 shares of our common stock in a private placement, at a purchase price of $4.77 per share resulting in an aggregate capital raise of $7,342,967. In addition, an affiliate of Hunt also purchased 710,495 Five Oaks shares from our largest shareholder, XL Investments Ltd. ("XL Investments"), for the same price per share. After completion of these share purchases, Hunt and its affiliates own approximately 9.5% of Five Oaks outstanding common shares. Also in connection with the transaction, the Five Oaks board appointed James C. ("Chris") Hunt as a director and Chairman of the board and named James P. Flynn as CEO of Five Oaks and Michael P. Larsen as President of Five Oaks.

As a first and significant step in our strategic transition, we announced on April 30, 2018 that we had acquired 100% of the equity interests of Hunt CMT Equity, LLC from Hunt Mortgage Group, LLC for an aggregate purchase price of approximately $68.05 million. Assets of Hunt CMT Equity, LLC include the junior retained notes and preferred shares of a commercial real estate collateralized loan obligation, a licensed commercial mortgage lender and eight loan participations. The assets of the CLO consist of performing transitional floating rate commercial mortgage loans with a portfolio balance of $346.3 million as of March 31, 2018, collateralized by a diverse mix of property types, including multifamily, retail, office, mixed use, industrial and student housing. The securitization pool is financed by $290.7 million of investment grade notes that bear a weighted average cost of 138 basis points over one month LIBOR, excluding fees and transaction costs. The CLO has a replenishment period that allows principal proceeds from repayments of the portfolio assets to be reinvested in qualifying replacement assets, subject to certain conditions.

Management Observations

James Flynn, CEO commented: "The modest decline in our first quarter book value can be viewed relatively positively given the meaningful rise in interest rates during the quarter. We also began the process of transitioning our portfolio out of RMBS securities, and after quarter end we concluded the first meaningful step in reallocating capital towards commercial real estate mortgage assets with the successful conclusion of the Hunt CMT Equity transaction. Going forward, we anticipate further similar investments as we continue to reposition the Company's business in line with our new strategic direction.".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of March 31, 2018:

For the period ended March 31, 2018	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	1,118,672,405	15,991,089	11,063,922	4,951,539	42,257,248	1,192,936,203
Market Value	1,095,189,264	20,339,324	4,152,493	4,027,374	42,257,248	1,165,965,703
Repurchase Agreements	1,174,281,000)	-	(2,779,000)	-	-	(1,177,060,000)
Hedges	18,132,700	-	-	-	-	18,132,700
Other (5)	146,476,696	28,836	43,516	-	(1,143,428)	145,405,620
Restricted Cash and Due to Broker	(2,082,900)	-	-	-	-	(2,082,900)
Equity Allocated	83,434,760	20,368,160	1,417,009	4,027,374	41,113,820	150,361,123

Debt/Net Equity (6)	14.07	-	1.96	-	-	7.83

For the period ended March 31, 2018	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.22%	15.83%	-0.39%	23.23%	-	2.46%
Less Cost of Funds	1.55%	0.18%	1.18%	-	-	1.49%
Net Interest Margin (9)	0.67%	15.65%	-1.58%	23.23%	-	0.98%

(1)

Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts, the fair value of both our investments in Non-Agency RMBS and Multi-Family MBS is zero.

(2)	Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts.
(3)	Includes mortgage servicing rights.
(4)	Includes cash and cash equivalents.
(5)	Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(6)	Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(7)	Includes income on mortgage servicing rights.
(8)	Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 2.26%.
(9)	Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended March 31, 2018 and December 31, 2017:

	Quarter Ended March 31, 2018			Quarter Ended December 31, 2017

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$926,625	$ 0.04	1.63%	$ 2,299,279	$ 0.10	4.07%
GAAP Net Income (Loss)	$10,434,491	$ 0.45	18.37%	$ 8,000,436	$ 0.36	14.15%
Comprehensive Income (Loss)	$(430,856)	$ (0.02)	(0.76)%	$ (1,410,949)	$ (0.06)	(2.49)%

Weighted Ave Shares Outstanding		23,392,387			22,142,926
Weighted Average Equity		$230,310,376			$224,379,148

Stockholders' Equity and Book Value Per Share

As of March 31, 2018, our stockholders' equity was $150.4 million and our book value per common share was $4.78 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.02 per share of common stock for the months of April, May and June 2018.

Second Quarter 2018 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2018	$0.02	April 16, 2018	April 27, 2018

May 2018	$0.02	May 15, 2018	May 30, 2018

June 2018	$0.02	June 15, 2018	June 29, 2018

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the second quarter of 2018 of $0.1823 per share of Series A Preferred Stock:

Second Quarter 2018 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

April 2018	$0.1823	April 16, 2018	April 27, 2018

May 2018	$0.1823	May 15, 2018	May 29, 2018

June 2018	$0.1823	June 15, 2017	June 27, 2017

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13, FREMF 2012-KF01, and CSMC 2014-OAK1 Trusts. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of March 31, 2018 and December 31, 2017 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended	Three Months Ended

	March 31, 2018	December 31, 2017
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$10,434,491	$8,000,436
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$2,848,007	$(562,833)
Realized (Gain) Loss on derivative contracts, net	$(2,792,794)	$(170,319)
Unrealized (Gain) Loss on derivative contracts, net	$(12,783,088)	$(5,878,687)
Unrealized (Gain) Loss on mortgage servicing rights	$(57,689)	$30,136
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$1,355,774	$(555,799)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$255,403	$187,426
Other income	$-	$(12,987)
Subtotal	$(11,174,387)	$(6,963,063)

Other Adjustments
Recognized compensation expense related to restricted common stock	$4,804	$3,951
Adjustment for consolidated securities/securitization costs	$1,283,061	$1,257,955
Adjustment for one-time charges	$378,656	$-
Core Earnings	$926,625	$2,299,279
Weighted average shares outstanding - Basic and Diluted	23,392,387	22,142,926

Core Earnings per weighted average shares outstanding - Basic and Diluted	$0.04	$0.10

Additional Information

As of March 31, 2018, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of March 31, 2018 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value (1)	$1,111,092,391
Multi-Family Securitized Debt Obligations (non-recourse) (2)	$(1,090,602,617)
Net Carrying Value	$20,339,324
Cash and Other	$28,836
Net Capital in Multi-Family	$20,368,160

(1) Includes interest receivable
(2) Includes interest payable

As of March 31, 2018, we have determined that we were the primary beneficiary of one prime jumbo residential mortgage securitization trust, CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of March 31, 2018 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)(2)	$111,134,486
Residential Securitized Debt Obligations (non-recourse) (3)	$(106,981,993)
Net Carrying Value	$4,152,493
Cash and Other	$43,516
Repurchase Agreements	$(2,779,000)
Net Capital in Non-Agency	$1,417,009

(1) Excludes $1,005,825 in Mortgage Servicing Rights (2) Includes interest receivable (3) Includes interest payable

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Five Oaks Investment Corp. is externally managed and advised by Hunt Investment Management, LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	03/31/2018	12/31/2017
ASSETS	(unaudited)
Available-for-sale securities, at fair value (includes pledged securities of $1,099,341,757 and $1,295,225,428 for March 31, 2018 and December 31, 2017, respectively)	$ 1,095,189,264	$ 1,290,825,648
Multi-family loans held in securitization trusts, at fair value	1,106,592,612	1,130,874,274
Residential loans held in securitization trusts, at fair value	111,764,070	119,756,455
Mortgage servicing rights, at fair value	3,021,549	2,963,861
Cash and cash equivalents	42,257,248	34,347,339
Restricted cash	11,658,225	11,275,263
Deferred offering costs	186,999	179,382
Accrued interest receivable	8,854,367	8,852,036
Investment related receivable (includes pledged securities of $138,262,099 for March 31, 2018)	143,801,279	7,461,128
Derivative assets, at fair value	18,132,700	5,349,613
Other assets	512,358	656,117

Total assets	$ 2,541,970,671	$ 2,612,541,116

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$ 1,177,060,000	$ 1,234,522,000
Multi-family securitized debt obligations	1,086,279,589	1,109,204,743
Residential securitized debt obligations	106,676,747	114,418,318
Accrued interest payable	6,009,300	6,194,464
Dividends payable	39,132	39,132
Deferred income	273,968	222,518
Due to broker	13,741,125	1,123,463
Fees and expenses payable to Manager	1,319,711	752,000
Other accounts payable and accrued expenses	209,976	273,201

Total liabilities	$ 2,391,609,548	$ 2,466,749,839

COMMITMENTS AND CONTINGENCIES (NOTE 15)

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 23,683,164 and 22,143,758 shares issued and outstanding, at March 31, 2018 and December 31, 2017, respectively	236,787	221,393
Additional paid-in capital	231,348,163	224,048,169
Accumulated other comprehensive income (loss)	(25,919,831)	(15,054,484)
Cumulative distributions to stockholders	(107,845,430)	(104,650,235)
Accumulated earnings (deficit)	15,384,462	4,069,462

Total stockholders' equity	150,361,123	145,791,277

Total liabilities and stockholders' equity	$ 2,541,970,671	$ 2,612,541,116

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
Revenues:
Interest income:
Available-for-sale securities	$ 7,079,590	$ 6,822,622
Mortgage loans held-for-sale	-	28,763
Multi-family loans held in securitization trusts	13,227,188	13,948,754
Residential loans held in securitization trusts	1,147,641	1,355,438
Cash and cash equivalents	61,042	35,734
Interest expense:
Repurchase agreements - available-for-sale securities	(4,951,537)	(2,095,474)
Multi-family securitized debt obligations	(12,526,295)	(13,237,724)
Residential securitized debt obligations	(920,057)	(1,074,352)
Net interest income	3,117,572	5,783,761
Other income:
Realized gain (loss) on sale of investments, net	(2,848,007)	(9,317,003)
Change in unrealized gain (loss) on fair value option securities	-	9,448,270
Realized gain (loss) on derivative contracts, net	2,792,794	2,233,051
Change in unrealized gain (loss) on derivative contracts, net	12,783,088	(3,077,088)
Realized gain (loss) on mortgage loans held-for-sale, net	-	(174)
Change in unrealized gain (loss) on mortgage loans held-for-sale	-	(3,709)
Change in unrealized gain (loss) on mortgage servicing rights	57,689	(126,446)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	(1,355,774)	1,299,630
Change in unrealized gain (loss) on residential loans held in securitization trusts	(255,403)	(368,343)
Other interest expense	-	(152,322)
Servicing income	219,978	252,738
Other income	15,875	12,171
Total other income (loss)	11,410,240	200,775
Expenses:
Management fee	576,135	544,510
General and administrative expenses	1,390,061	1,588,572
Operating expenses reimbursable to Manager	746,092	1,208,943
Other operating expenses	404,469	220,496
Compensation expense	96,055	52,874
Total expenses	3,212,812	3,615,395
Net income (loss)	11,315,000	2,369,141
Dividends to preferred stockholders	(880,509)	(880,509)
Net income (loss) attributable to common stockholders	$ 10,434,491	$ 1,488,632
Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$ 10,434,491	$ 1,488,632
Weighted average number of shares of common stock outstanding	23,392,387	17,539,258
Basic and diluted income (loss) per share	$ 0.45	$ 0.08
Dividends declared per weighted average share of common stock	$ 0.10	$ 0.15

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp. (212) 588 2049